UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                                 BIOMERICA, INC.

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BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

_____________________________

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 10, 2020

_____________________________

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of BIOMERICA, INC., a Delaware corporation (herein called the "Company"), on December 10, 2020 at 10:00 a.m., Pacific Time. The meeting will be held virtually and can be accessed online at www.meetingcenter.io/210156955.

At the meeting, you will be asked to consider and vote upon the following matters:

1.          The election of six directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

2.          To approve on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement;

3.          To approve, on a non-binding advisory basis the frequency of future advisory votes on the compensation paid to our named executive officers;

4.          To consider and act upon a proposal to ratify and approve our 2020 Stock Incentive Plan;

5.          To ratify the selection by the Audit Committee of the Company's Board of Directors of PKF, LLP as our independent public accounting firm for the current fiscal year; and

6.          Transaction of such other business which may properly come before the annual meeting and any adjournment thereof.

         You will be able to attend the Annual Meeting at www.meetingcenter.io/210156955.  The Annual Meeting is being held on a virtual-only basis (and will not be held in Irvine, California, in order to protect the public health and comply with social distancing requirements that may be in place at the time of the Annual Meeting).

         In accordance with the provisions of our Bylaws, the Board of Directors has fixed the close of business on October 16, 2020, as the record date for the determination of the holders of our common stock, $0.08 par value, entitled to notice of and to vote at our Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted. It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend the virtual meeting.

By Order of the Board of Directors,

/S/ Zackary S. Irani

 ZACKARY S. IRANI, Chairman of the Board and

Chief Executive Officer

Irvine, California

September 25, 2020

BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

_____________________________

GENERAL INFORMATION

         This Proxy Statement is furnished by the Board of Directors of BIOMERICA, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on December 10, 2020, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof (the "Annual Meeting"). The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, and the Annual Report of the Company for the year ended May 31, 2020, will be mailed on or about October 28, 2020, to each stockholder of record as of the close of business on October 16, 2020.

RECORD DATE AND OUTSTANDING SHARES

         The close of business on October 16, 2020, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of September 25, 2020, there was outstanding and entitled to vote an aggregate of approximately 11,752,589 shares of the Company's common stock, $0.08 par value per share (the "Common Stock"), held of record by approximately 824 stockholders. However, brokers and other institutions hold many shares on behalf of other beneficial owners of the Company's stock.

VOTING RIGHTS, QUORUM & VOTES REQUIRED

         The holder of each share of Common Stock is entitled to one vote for each share held as of the Record Date on each matter to be considered at the Annual Meeting.

          The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of Common Stock held of record on the Record Date is necessary to constitute a quorum for the purposes of electing directors and each other item of business. Shares represented by proxies pursuant to which votes contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Meeting. Please refer to the attached Exhibit B for voting and attendance instructions for the virtual meeting.

        Broker "non-votes" occur when a broker holding shares in "street name" votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are generally permitted by the rules of the New York Stock Exchange to vote only on "discretionary" matters. Under a 2009 amendment to such rules, the uncontested election of directors is no longer a "discretionary" matter, and therefore brokers will not be permitted to vote shares for which they have not received voting instructions in favor of the proposed election of directors. In addition, brokers are not permitted to vote shares for which they have not received voting instructions on the proposals regarding the Company’s 2020 Stock Incentive Plan, the say-on-pay advisory vote or the say-on-pay frequency advisory vote.  However, under such rules, the proposed ratification of the selection by the Audit Committee of PKF, LLP as the Company's independent public accounting firm for the current fiscal year, is a "discretionary" matter, and the Company believes brokers will therefore generally be able to vote shares held in "street name" on such matter without receiving instructions from the beneficial holders of such shares.

         Directors shall be elected by a plurality of the votes cast at the meeting of stockholders.  The affirmative vote of a majority of the votes properly cast is required to approve, on an advisory basis, the Named Executive Officers’ compensation, the frequency of future votes on the say-on-pay proposal and to ratify the selection of PKF, LLP as the Company's independent public accounting firm for the current fiscal year.  Abstentions on such election and the other proposal, and any broker "non-votes," will be counted as present or represented for purposes of determining the presence of a quorum for the meeting, but will not be taken into account in the voting.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for the proposal, affirmative and negative votes, abstentions and broker non-votes.

APPRAISAL RIGHTS

         Under Delaware law, stockholders are not entitled to any appraisal rights with respect to the approval of any of the proposals described in this Proxy Statement.

PERSONS MAKING THE SOLICITATION

         The Proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. The solicitation of proxies is being made by use of the mails and the cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock, of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

         The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

         If the Proxy is executed properly and is received by the Company prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as directors shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise (i) by resubmitting their vote online or (ii) by attending the virtual meeting and electing to vote at the meeting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 25, 2020 certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each Director, including nominees for director, and each named executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each named beneficial owner is the same as that of the Company's principal executive offices located at 17571 Von Karman Avenue, Irvine, California 92614.

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Janet Moore (2)	833,097	7.0%
Zackary Irani (3)	1,294,610	10.8%
Allen Barbieri (4)	277,289	2.3%
Francis R. Cano, Ph.D. (5)	297,636	2.5%
Jane Emerson, M.D., Ph.D. (6)	186,000	1.6%
Mark Sirgo, Pharm.D. (7)	103,700	0.9%
Steven Sloan	--	--
Catherine Coste	--	--
All executive officers and directors as a group (eight persons) (8)	2,992,332	23.7%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group. Percentage ownership for each named beneficial owner, and the ownership of the directors and executive officers as a group, is based on 11,752,589 shares outstanding as of the date of the Proxy Statement plus the shares the named person and group has a right to acquire within 60 days thereafter pursuant to options, warrants, conversion privileges or other rights and privileges.

(2) Includes 95,400 shares underlying options exercisable by Ms. Moore at or within 60 days after the date of the Proxy; 635,977 shares owned by The Janet Moore Trust of which Janet Moore is the sole trustee and has the sole power to vote and sell or otherwise make investment decisions with respect to the shares.

(3) Includes 292,450 shares underlying options and warrants exercisable by Mr. Irani at or within 60 days after the date of the Proxy.

(4) Includes 140,000 shares underlying options and warrants exercisable by Mr. Barbieri at or within 60 days after the date of the Proxy.

(5) Includes 125,000 shares underlying options exercisable by Dr. Cano at or within 60 days after the date of the Proxy and 5,900 shares owned indirectly.

(6) Includes 115,000 shares underlying options exercisable by Dr. Emerson at or within 60 days after the date of the Proxy.

(7) Includes 95,000 shares underlying options exercisable by Dr. Sirgo at or within 60 days after the date of the Proxy.

(8) Includes all information set forth in footnotes (2) through (7), above.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

DIRECTORS

         The Company's Bylaws give the Board of Directors ("the Board") the power to set the number of directors at no less than three (3) or more than nine (9). The size of the Company's Board is currently set at seven (7) directors and six (6) directors are to be elected at the Annual Meeting to be held on December 10, 2020. Each director of the Company is elected annually and holds office for the ensuing year and until his or her successor has been elected and qualified. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominees designated by the Board or the number of directors may be reduced accordingly.

         The following table sets forth the name and current age of each nominee for director, the year he or she was first elected a director and his or her position(s) with the Company. The Company does not pay a fee to any third party to identify potential nominees. The Board has not received recommended nominees from a stockholder.

Name	Age	Director Since	Positions Held

Zackary Irani	54	1997	Chairman of the Board and Chief Executive Officer

Allen Barbieri	62	1999	Executive Vice-Chairman of the Board

Francis R. Cano, Ph.D.	76	1999	Director, Member of Compensation Committee and Chairman of Nominating and Corporate Governance Committee

Jane Emerson, M.D., Ph.D.	66	2007	Director, Member of Audit Committee and Member of Compensation Committee and Nominating and Corporate Governance Committee

Mark Sirgo, Pharm. D.	66	2016	Director, Chairman of Compensation Committee and Member of Audit Committee

Catherine Coste	54	2020	Director, Chairperson of Audit Committee, Member of Nominating and Corporate Governance Committee

         Mr. Zackary Irani has been a Director of the Company, and has been serving as the Company's Chairman of the Board and Chief Executive Officer since April 29, 1997. Prior to that time, Mr. Irani served as the Company's Vice-President of Business Development. He has been an employee of the Company since 1986. During fiscal 2008 and 2009, Mr. Irani also served as Chairman of the Board of Lancer Orthodontics, Inc. and served as Lancer's Chief Executive Officer from April 1997 until April 2004.

        Mr. Allen Barbieri has served as a Director of the Company since October 1999.  Mr. Barbieri is currently a private investor.  From January 2010 to March 2018 Mr. Barbieri served as the Chief Executive Officer of Biosynthetic Technologies, a privately held, renewable specialty chemicals company, with BP and Monsanto as primary investors.  Prior to that, from April 2004 to September 2009, Mr. Barbieri served as the Chief Executive Officer of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico.  From 1998 to 1999, he served as President and Chief Financial Officer of BUY.COM, a major internet retailer and from 1994 to 1999 Mr. Barbieri was President and Chief Executive Officer of Pacific National Bank.  Mr. Barbieri also currently serves as a member of the board of directors of CareTrust REIT, Inc. (NASDAQ:CTRE), a publicly traded real estate investment trust, where he is Chairman of the Corporate Governance and Nominating Committee and also serves on the Audit and Compensation Committees.

          Francis R. Cano, Ph.D., has served as a Director of the Company since June 1999. Dr. Cano is the managing director of Cano Biotechnology, a consulting business which is focused on vaccines and immunotherapeutics. He co-founded Aviron in 1993 and served as the President and Chief Operating Officer. The Company developed the intranasal flu vaccine, Flu-Mist, and was acquired by MedImmune in 2002 for $1.2 billion. From 1972-1993 Dr. Cano held various scientific/management positions with American Cyanamid, the last of which was as Vice President-General Manager of the Lederle-Praxis Biological Division. From fiscal 2001 through 2008, Dr. Cano also served on the board of Lancer Orthodontics, Inc., and currently serves on the board of Arbor Vita Corporation and Dynavax.

        Dr. Emerson has served as a Director of the Company since April 2007. Since July 1, 2009, Dr. Emerson has served as Vice Chair for Clinical Programs and Chief of Clinical Pathology at the University of Southern California Keck School of Medicine, Los Angeles, California. From 1994 to 2009, Dr. Emerson was on the faculty of the University of California, Irvine School of Medicines where she served as Chief of Clinical Pathology and from 2000 to 2009, also served as the Vice Chair for Clinical Programs, Department of Pathology and Laboratory Medicine.

        Mark A. Sirgo, Pharm.D., since January 2019 has been CEO and a Director of Aruna Bio, an early stage neural exosome therapeutic company.  He previously served as President and CEO of BioDelivery Sciences International, Inc. (“BDSI”) from January 2005 until January of 2018, a company he co-founded.  While at BDSI he oversaw the FDA approval and commercialization of three products for pain and addiction medicine. Dr. Sirgo has over 35 years of experience in the pharmaceutical industry, involving clinical drug development, sales and marketing, business development and executive management. Dr. Sirgo spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome, among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc. (Nasdaq:PPDI), a leading contract service provider to the pharmaceutical industry. Dr. Sirgo served on the Board of Directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP), a specialty pharmaceutical company specializing in gastrointestinal products from 2008 until its sale to Valeant Pharmaceuticals in 2015. Dr. Sirgo is also Chairman of 9 Meters Pharma (Nasdaq:NMTR), a development stage gastrointestinal company, and Director of BDSI.

        Ms. Catherine Coste has served as a Director of the Company since September 2020.  Ms. Coste recently retired from Deloitte and Touche, where she was a senior partner and served as Deloitte’s Life Sciences Industry Executive Leader. She spent 32 years in both corporate and professional services positions leading global finance, internal audit and operations teams. During her career at Deloitte, Ms. Coste was directly involved with over 30 life science corporations, the majority of which were large-cap and medium-cap public corporations. Ms. Coste also has extensive public company Board experience, often attending multiple Board Committee meetings per month. Ms. Coste also has extensive experience in Sarbanes-Oxley compliance, corporate risk analysis and management, cyber risk assessment, fraud prevention, IT systems analysis and upgrades, internal controls and corporate governance. Ms. Coste is a Certified Public Accountant.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

EXECUTIVE OFFICERS

         Mr. Steve Sloan, age 50, assumed the position of Chief Financial Officer of Biomerica on September 3, 2020.  Mr. Sloan’s experience includes two years in public accounting and three years in internal audit.  He spent thirteen years in a variety of finance positions of increasing responsibility with General Electric.  Most recently, he spent ten years in a variety of finance positions of increasing responsibility at Medtronic. Upon hiring, Mr. Sloan received a stock option for 50,000 shares of the Company’s common stock and his monetary compensation is $200,000 per year.

       The background of Zackary Irani, Chief Executive Officer is discussed above under the heading “Directors”.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors maintains an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors held one in-person meeting during the year ended May 31, 2020 for each committee, three telephonic board meetings, acted by unanimous written consent four times, and held six review and update meetings with and without management and with and without Auditors. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which the directors served during the year ended May 31, 2020.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Company has a Nominating and Corporate Governance Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

         The Company has a standing Nominating and Corporate Governance Committee (the “Committee”).  As of the date of this proxy statement, Dr. Francis Cano, Dr. Jane Emerson and Ms. Catherine Coste serve on this Committee.  They regularly assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Committee through current directors, professional search firms, stockholders or other persons.

         Once the Committee has identified a prospective nominee, the Committee will evaluate the prospective nominee in the context of the then current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee's public company experience, corporate governance experience, business, technology, strategy and industry experience, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Board seeks to identify nominees who possess a diverse range of experience, skills, areas of expertise, industry knowledge, business judgment, and professional ethics and values. The Board does not evaluate stockholder nominees differently than any other nominee.

         Our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading "Date of Submission of Stockholder Proposals." To be in proper form, the notice must, among other matters, include each nominee's written consent to serve as a director for Company if elected at the next annual meeting, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee.

COMPENSATION COMMITTEE

        The Company has a Compensation Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

         The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include, among other matters: reviewing and approving executive compensation; evaluating our executive officers' performance; setting the compensation levels of our executive officers; setting our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs.  During fiscal 2020, the Compensation Committee was comprised of Mr. Allen Barbieri, Dr. Francis Cano and Dr. Mark Sirgo. Two Compensation Committee meetings were held without management, and one Compensation Committee meeting was held with management during the fiscal year ended May 31, 2020.

AUDIT COMMITTEE

        The Company has an Audit Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

         The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at the Company's expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

        The Audit Committee met six times during fiscal 2020. During fiscal 2020 the Audit Committee consisted of Allen Barbieri, Dr. Jane Emerson and Dr. Mark Sirgo. The Board of Directors determined that Mr. Barbieri qualifies as an "audit committee financial expert" and that each member of the Audit Committee is financially literate. Effective September 3, 2020, Ms. Catherine Coste, who qualifies as an audit committee financial expert, has assumed the role of Audit Committee Chairperson. As of that date, the other members of the Committee consist of Dr. Jane Emerson and Dr. Mark Sirgo.

DIRECTOR INDEPENDENCE

         The Board reviews the independence of each director when he/she is elected to the board and monitors such on a continual basis. The Board considers the transactions and relationships between each member and the Company in determining independence. The Board judges independence based on the definition of Director Independence as defined by SEC rules and as determined in accordance with rule 5605 of the Marketplace Rules of the Nasdaq Stock Market, Inc. Based upon that review, the Board affirmatively determined that during fiscal 2020, Mr. Barbieri, Dr. Cano, Dr. Sirgo and Dr. Emerson were considered "independent" with respect to FINRA'S definition of such. The Board has also determined that Ms. Coste, who joined the Board on September 3, 2020, is considered “independent”.

BOARD LEADERSHIP STRUCTURE

        While the Company’s Chief Executive Officer also serves as the Chairman of the Board, in April 2020, the Board appointed Mr. Barbieri as the Vice Chairman and Lead Director. As such, Mr. Barbieri assumed, among other responsibilities, all communications between the members of management and the members of the Board. Further, in August 2020, Mr. Barbieri dropped-off of all of the committees of the Board and transitioned from an independent outside director to an executive director with the title of Executive Vice Chairman. This move better enables Mr. Barbieri to be more involved in the daily operations and strategic direction of the Company.

RISK OVERSIGHT

        The Board is responsible for oversight of material risks facing the Company, while our management team is responsible for the day-to-day management of risk.  The Board, as a whole, oversees our strategic and business risk, including financial reporting related risk and works with the Chief Executive Officer and Chief Financial Officer to assess and manage risks facing the Company.

REPORT OF THE AUDIT COMMITTEE

         The information in this Report of the Audit Committee is not deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee. The Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their understanding of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company's independent auditors, PKF, LLP.

/s/ Dr. Mark Sirgo                                       /s/ Allen Barbieri                                      /s/ Dr. Jane Emerson

EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In December 2019, our Compensation Committee conducted its annual review of our compensation philosophy and set the total compensation plan for our Named Executive Officers. This review included certain market data and other factors such as an executive’s performance during the year against established goals, and operational performance of the company. The focus of the Compensation Committee, the Board and management is aligning management total compensation with shareholder return. As such, the Company pays below market salaries and cash bonuses (when paid) and focuses on equity awards for Named Executive Officers.

Cash Compensation

        We use salary to compensate our Named Executive Officers for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each Named Executive Officer. Our Compensation Committee considers adjustments to salary to reflect market conditions and Company results. In December 2019, following its review and using the factors and methodologies described above, our Compensation Committee approved cash salaries as set forth in the table below.  While the Board reserves the right to also award discretionary cash bonuses, no cash bonuses were paid to Named Executive Officers during fiscal year 2020.

Equity Compensation

        We view equity awards as the critical element of total compensation of our Named Executive Officers. Although we do not specifically tie any portion of a Named Executive Officer’s equity compensation to Company performance, the Company utilizes incentive stock options as equity awards, the value of which bears a direct correlation to total shareholder return. Stock options issued to Named Executive Officer’s, typically vest over a four-year period and are always issued with an exercise price equal to the then current market price of the Company’s common stock. As such, the value in these issued stock options is tied to long term increases in stockholder value. Further, since issued stock options vest over at least four years, these stock options awards serve as a means of retaining our Named Executive Officers, as well as other employees in the Company.

       The following table sets forth the total compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer, Treasurer and Secretary (the “Named Executive Officers”) for the fiscal years ended May 31, 2020 and 2019.

       As filed with the Securities and Exchange Commission on a Form 8-K on September 2, 2020, Ms. Moore retired from the position of Chief Financial Officer as of September 3, 2020, at which time Mr. Steve Sloan assumed the position.  Ms. Moore will continue to be an employee of the Company during a transition period.  Please see footnote below for a description of Mr. Sloan’s qualifications.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation ($)	Total ($)
Zackary Irani (1) Chairman & Chief Executive Officer	2020	136,606	-0-	-0-	193,875	-0-	-0-	-0-	330,481 (1)
	2019	136,606	-0-	-0-	192,300	-0-	-0-	-0-	328,906 (1)
Janet Moore (2) Chief Financial Officer, Treasurer & Secretary	2020	109,113	-0-	-0-	46,530	-0-	-0-	-0-	155,643 (2)
	2019	101,809	-0-	-0-	44,870	-0-	-0-	-0-	146,679 (2)

(1) In fiscal 2020 and 2019, there were no management incentive cash bonuses and Mr. Irani received no cash raise or issuance of stock. Mr. Irani did receive a 125,000 share stock option grant in fiscal 2020.  The option was granted at the exercise price of $2.81 per share (market value on the date of grant) and was valued at $193,875 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate). Mr. Irani received a 150,000 share stock option grant in fiscal 2019.  The 2019 option was granted at the exercise price of $2.25 per share (market value on the date of grant) and was valued at $192,300 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(2)  In fiscal 2020 and 2019, there were no management incentive cash bonuses for Ms. Moore. Ms. Moore received a 30,000 share stock option grant in fiscal 2020. The option was granted at the exercise price of $2.81 per share (market value on the date of grant) and was valued at $46,530 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate. Ms. Moore received a 35,000 share stock option grant in fiscal 2019. The option was granted at the exercise price of $2.25 per share (market value on the date of grant) and was valued at $44,870 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate). Included in salary for fiscal 2020 is a cash payment for accrued vacation of $3,072.

(3)   Mr. Steven Sloan assumed the position of Chief Financial Officer on September 3, 2020.  He received an initial  stock option grant for the purchase of 50,000 shares of the Company’s common stock at a purchase price of $8.70 per share.  This option was valued at $275,200 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).  His yearly salary is $200,000.

(4)  For additional information as to the assumptions made in valuation, see Note 2 to the Company’s audited financial statements filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zackary Irani
	105,000	-0-	-0-	0.82	2-26-25	-0-	-0-	-0-	-0-
	100,000	-0-	-0-	1.20	3-24-26	-0-	-0-	-0-	-0-
	49,950	25,050	-0-	3.90	1-22-28	-0-	-0-	-0-	-0-
	37,500	112,500		2.25	12-20-28	-0-	-0-	-0-	-0-
	-0-	125,000	-0-	2.81	12-19-29	-0-	-0-	-0-	-0-
Janet Moore
	40,000	-0-	-0-	0.82	2-26-25	-0-	-0-	-0-	-0-
	30,000	-0-	-0-	1.20	3-24-26	-0-	-0-	-0-	-0-
	16,650	8,350	-0-	3.90	1-22-28	-0-	-0-	-0-	-0-
	8,750	26,250	-0-	2.25	12-20-28	-0-	-0-	-0-	-0-
	-0-	30,000	-0-	2.81	12-19-29	-0-	-0-	-0-	-0-

COMPENSATION OF DIRECTORS

       Although not prohibited by the Company's Bylaws, outside directors have not historically received cash compensation for their services as directors, but they have been granted options to purchase the Company's common stock which has served as the compensation fee for their services. However, beginning in May, 2020 for Allen Barbieri, and in September, 2020, for the other outside Board members, they now receive a cash component in addition to an equity component as part of their annual Board retainer/compensation fee.  The compensation of directors is subject to review and adjustment from time to time by the Board of Directors.

       The following table presents the compensation of Non-Employee Directors for the fiscal year ended May 31, 2020.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards Value (1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Value ($)
Allen Barbieri	-7,500-	-0-	76,700	-0-	-0-	-0-	84,200
Francis Cano, Ph.D	-0-	-0-	46,020	-0-	-0-	-0-	46,020
Mark Sirgo, Pharm.D.	-0-	-0-	46,020	-0-	-0-	-0-	46,020
Jane Emerson, M.D., Ph.D.	-0-	-0-	46,020	-0-	-0-	10,000	56,020

(1) All outside directors each received a 30,000 share stock option grant in fiscal 2020 except for Allen Barbieri, who received a 50,000 share stock option grant.  The options were granted at the exercise price of $2.81 per share (market value on the date of grant). The option grants for 30,000 shares were valued at $46,020 and the option for 50,000 shares was valued at $76,700 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Board of Directors reviews, approves and/or ratifies all transactions involving related persons. The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable to the Company than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving Directors, to determine whether such transactions affect the independence of a Director in accordance with the relevant rules and standards issued by the Securities and Exchange Commission.

         For the fiscal year ended May 31, 2020, there was one reportable related transaction. In November 2019, the Chief Executive Officer (“CEO”) deposited $200,000 with the Company to be used in a proposed future financing where, under the terms being negotiated, the CEO would be co-investing with certain outside investors in a financing round wherein the Company would be issuing securities of the Company to these investors. Ultimately, on February 28, 2020, in conjunction with the issuance of certain shares of Series-A 5% Convertible Preferred Stock to Palm Global Small Cap Master Fund LP, the funds previously deposited into the Company by the CEO in November 2019 were converted into shares of common stock through the Company’s At Market Issuance Sales Agreement. A total of 78,431 shares were purchased by the CEO at a purchase price of $2.85 per share, of which 70,175 were paid for from the $200,000 which had been deposited with the Company in November 2019. The Company did not pay the CEO any interest on the funds held from November 2019 to February 28, 2020. The shares purchased by the CEO on February 28, 2020 were purchased at the then market price of the Company’s common stock.

PROPOSAL No. 2   ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENATION

        In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote on the Company’s compensation paid to its executive officers as described in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors.

       Accordingly, in accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

        “RESOLVED, that the compensation paid to the Named Executive Officers of Biomerica, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

        The Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes.  The Board has determined that the Company will hold future advisory votes on executive compensation every year.

        Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosure for more information about the Company’s executive compensation program.

Vote Required and Board Recommendation

         The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Meeting will be required for the approval, on an advisory basis, of the Named Executive Officers’ compensation.

Our Board of Directors Recommends that the Stockholders Vote “For” the Approval, on an advisory basis, of the Compensation of our Named Executive Officers.

PROPOSAL No. 3:  ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, with this proxy statement, we are providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board believes that a frequency of “every one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Because the vote on this proposal is advisory in nature, it will not be binding on the Board of Directors, however, the Board of Directors will consider the outcome of the vote along with other factors when making its decision about the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers.

The frequency option that receives the plurality of votes cast on this proposal will be deemed the preferred option for stockholders.

Our Board of Directors Recommends that the Stockholders Vote for the option of “Every One Year” for Future Advisory Votes on Executive Compensation.

PROPOSAL No. 4:  APPROVAL OF THE COMPANY'S 2020 STOCK INCENTIVE PLAN

         On December 19, 2019 the Board of Directors of the Company adopted the Company's 2020 Stock Incentive Plan (the "Plan") that provides for the issuance of 900,000 shares of restricted stock or stock options, subject to stockholder approval. The Board of Directors believes that the interests of the Company and its stockholders will be best served by approving the Plan. The Board believes the Plan will enhance the Company's ability to recruit and maintain qualified directors, managers and personnel by including stock options as part of compensation packages.  Options provide an incentive to employees to contribute to the success of the Company which would provide a benefit to employees as well as to the shareholders. The following summary description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

         PURPOSE. The Plan is intended to provide incentive to employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

         ADMINISTRATION. The Plan will be administered by the Company's Board of Directors or a committee of the Board of Directors (the "Stock Option Committee") which may be established by the Board. Any such Stock Option Committee will at all times be composed of "non-employee directors".

         TYPES OF AWARDS. The Company's Plan provides for the grant of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) stock options that are not intended to qualify under Section 422 of the Code ("NQSOs"; collectively with ISOs, "Options"). The Plan also authorizes the award of shares of restricted Common Stock ("Restricted Stock").

         TERMS AND CONDITIONS OF AWARDS. Options granted under the Plan will vest and become exercisable as determined by the Stock Option Committee or the Board of Directors. Awards will be subject to the terms and restrictions of the awards made by the Stock Option Committee or the Board of Directors. Option and Restricted Stock award recipients shall enter into a written stock option or Restricted Stock agreement with the Company. The Stock Option Committee or the Board of Directors has discretionary authority to select participants from among eligible persons and to determine, at the time an Option or Restricted Stock award is granted, when and in what increments shares covered by the Option or Restricted Stock award will vest and may be purchased. In the case of an Option, the Stock Option Committee or the Board of Directors also has the discretionary authority to determine, at the time such Option is granted, whether the Option is intended to be an ISO or a NQSO, provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum exercise period of ten (10) years  or five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock). Fair market value is determined by the Board of Directors or the Stock Option Committee in good faith, for which the Board or Committee may refer to the price at which the shares traded at the close of business on the date of valuation as quoted on Yahoo.Finance.com. Such determination will be conclusive and binding on all persons.

         ELIGIBLE PERSONS. Officers, directors and employees of the Company and other persons expected to provide bona fide services to the Company are eligible to participate in the Plan. ISOs and Restricted Stock may be granted to the officers and employees of the Company. NQSOs and Restricted Stock awards may be granted to the directors, officers, employees, agents and consultants of the Company or any of its subsidiaries.

         Under current law, ISOs may not be granted to any director or consultant of the Company who is not an employee.

         SHARES SUBJECT TO THE PLAN. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Plan authorizes the grant of Restricted Stock and or Options to purchase up to Nine Hundred Thousand (900,000) shares of the Company's Common Stock.

         TERM OF THE PLAN. Unless previously terminated by the Board of Directors, the Plan will terminate on December 18, 2029, and no Options or Restricted Stock may be granted under the Plan thereafter, but existing options and Restricted Stock will remain in effect until the Options or Restricted Stock are exercised or vested or terminated by their terms.

         TERM OF OPTIONS. Each stock option must terminate no more than ten (10) years from the date it is granted or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent (10%) of the combined voting power of the Company's outstanding equity stock). Stock Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

         OPTION EXERCISE. The exercise price of any Stock Option granted under the Plan is payable in full in cash. The Company may provide for other payment mechanisms, including making loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder, which notes may, but are not required to be secured by a pledge of Common Stock issued upon exercise of the option.

         AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may, without affecting any outstanding stock options, from time to time revise or amend the Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares of Restricted Stock or Stock Options that may be issued under the Plan.

         COMMON STOCK. The Common Stock reserved for issuance under the Plan is currently traded on the Nasdaq Capital Market systems under the symbol BMRA. The closing per share market value of the Common Stock on December 19, 2019 (the date of the adoption of the Plan by the Board of Directors) was $2.81. Based on this valuation, the Nine Hundred Thousand (900,000) shares reserved for issuance under the Plan have an aggregate market value of $2,529,000, if all shares were issued at that time as Restricted Stock.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

         INCENTIVE STOCK OPTIONS. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder's income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder's "alternative minimum tax" under the Code.

         If an option holder does not dispose of such shares of Common Stock within two (2) years after the ISO was granted or one (1) year after the ISO was exercised, whichever is later (any such disposition, a "disqualifying event"), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

         If an option holder makes a "disqualifying disposition," the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such Common Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder's hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

         NON-QUALIFIED STOCK OPTIONS. No income is realized by an option holder upon the grant of an NQSO with an exercise price equal to or greater than the fair market value of the underlying common stock on the date of the grant. Upon the exercise of an NQSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Upon subsequent sales of Common Stock received upon exercise of NQSO's, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the option holder's hands.

         RESTRICTED STOCK. Generally, a participant who has been awarded Restricted Stock will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to the Company) an election under Section 83(b) of the Code no later than thirty (30) days after the issuance date. In the absence of an election under Section 83(b), when the restrictions on the Restricted Stock lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2020 STOCK INCENTIVE PLAN.

PROPOSAL NO. 5 RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

          Under applicable law and the procedures adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors selects the Company's independent public accounting firm for each fiscal year. The Audit Committee has selected PKF, LLP (“PKF”) to serve as the Company's independent public accounting firm for the year ending May 31, 2021. PKF has previously served as the Company's independent public accounting firm commencing with the year ended May 31, 2004.

          Although shareholder ratification of the Audit Committee's selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Company's Board of Directors, the Audit Committee's selection of PKF as the Company's independent public accounting firm for fiscal year 2021 is being submitted for ratification by the shareholders at the Annual Meeting because the Company's Board of Directors has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of PKF. Even if the selection of PKF is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

         It is expected that a representative of the independent registered public accounting firm of PKF, LLP, the Company's independent public accounting firm for the fiscal years ended May 31, 2020 and 2019, and for the current fiscal year, will attend the virtual Annual Meeting.

AUDIT FEES

The aggregate fees billed for professional services by PKF in 2020 and 2019 were as follows:

	2020	2019

Audit fees	$73,192	$65,932
Audit related fee	--	--
Tax fees	5,691	8,226
All other fees	1,620	9,657
Total	$80,503	$83,815

        Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our Forms 10-Q and for any other services that are normally provided by PKF in connection with our statutory and regulatory filings or engagements.

        Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements that were not otherwise included in Audit Fees.

        Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

        All Other Fees consist of the aggregate fees billed for products and services provided by PKF and not otherwise included in Audit Fees, Audit Related fees or Tax Fees.

         The Audit Committee has considered that the provision of the above services has not impaired the principal accountant's ability to maintain independence.

It is the policy of the Audit Committee that all audit and permissible non-audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee. All of the above described services provided by PKF were approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY PKF AS THE COMPANY’S CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

OTHER BUSINESS

         Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxy confers discretionary authority with respect to acting thereon, and the persons named in such Proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

         Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. The annual meeting of stockholders held on December 12, 2019 was attended by five of our incumbent directors.  It is expected that a majority of the directors will be in attendance virtually at the 2020 Annual Meeting.

ANNUAL REPORT

         The Annual Report to Stockholders and Form 10-K covering the Company's fiscal year ended May 31, 2020 are being mailed to stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of the Proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

          Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or a director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Biomerica Inc., 17571 Von Karman Avenue, Irvine, California 92614. All communications will be compiled by our corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

CORPORATE GOVERNANCE

The Company’s Corporate Governance Policy and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, are available on the Company’s web site at www.biomerica.com. Stockholders may also obtain free of charge printed copies of this policy by writing to the Secretary of the Company at the Company’s headquarters.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Any eligible stockholder who desires to have a proposal considered for inclusion in our 2021 proxy solicitation materials, including director nominations, must cause their proposals to be received in writing by our Secretary at 17571 Von Karman Avenue, Irvine, California 92614 no later than June 30, 2021. The Board of Directors will review new proposals from eligible stockholders if they are received in writing by June 30, 2021. Proposals must be submitted in accordance with our bylaws and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

          Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder's name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

         A stockholder's notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person's name, age, business address and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board of Directors so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

    Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

By Order of the Board of Directors,

/S/ ZACKARY S. IRANI
Chairman and Chief Executive Officer

Irvine, California

September 25, 2020

EXHIBIT A

BIOMERICA, INC.

2020 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

     The Plan was adopted by the Board effective December 19, 2019, and submitted to shareholders for approval at the Biomerica Annual Shareholder meeting in December, 2020. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or non-statutory stock options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

ARTICLE 2. ADMINISTRATION.

     2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Board of Directors of the Company, provided the Board may delegate administration of the Plan to a Committee consisting exclusively of two or more Outside Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

     2.2 COMMITTEE RESPONSIBILITIES. The Board (or the Committee, if applicable) shall (a) review management's recommendation as to the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Board and Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Board's and Committee's determinations under the Plan shall be final and binding on all persons.

     2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act or covered employees under Section 162(m)(3) of the Code, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

     3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options and Restricted Shares awarded under the Plan shall not exceed NINE HUNDRED THOUSAND (900,000). The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 9.

     3.2 ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

ARTICLE 4.     ELIGIBILITY.

     4.1 NONSTATUTORY STOCK OPTIONS AND RESTRICTED SHARES. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs and Restricted Shares.

     4.2 INCENTIVE STOCK OPTIONS. Only Employees who are employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

ARTICLE 5.     OPTIONS.

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

     5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

     5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 VESTING, EXERCISABILITY AND TERM. Unless otherwise approved by the Board of Directors and provided in the Stock Option Agreement, an Optionee's right to exercise the Option shall vest pro rata over a period of four (4) years, with 25% of the Option vesting on each of the first, second, third and fourth anniversaries of the date of grant. The Stock Option Agreement shall also specify the term or expiration of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

     5.5 EFFECT OF CHANGE IN CONTROL. Notwithstanding Section 5.4 above, each Option shall automatically fully vest (e.g., become exercisable) as to all or part of the Common Shares subject to such Option in the event that a Change in Control (as defined in Section 14.4 below) occurs with respect to the Company, subject to the following limitations.

     5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Board or the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out the vested portion of an Option previously granted, in either case at such time and based upon such terms and conditions as the Board or the Committee shall establish.

ARTICLE 6.     PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

     6.2 EXERCISE/SALE. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     6.3 EXERCISE/PLEDGE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds necessary to cover the Exercise Price to the Company.

     6.4 PROMISSORY NOTE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note, which may include a security interest in the shares issued under the Option. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

     6.5 OTHER FORMS OF PAYMENT. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.

     7.1 ACCELERATED EXERCISABILITY. All NSOs granted to an Outside Director under this Article 7 shall become exercisable in full in the event of:

          (a) the termination of such Outside Director's service because of death, total and permanent disability or retirement at or after age 70; or

          (b) a Change in Control (as defined in Section 14.4 below) with respect to the Company, except as provided in the next following sentence.

     7.2 EXERCISE PRICE. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

     7.3 TERM. Unless otherwise provided in the Stock Option Agreement, all NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, or (b) the date 12 months after the termination of such Outside Director's service as a Director.

     7.4 AFFILIATES OF OUTSIDE DIRECTORS. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, including that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

ARTICLE 8.     RESTRICTED SHARES.

     8.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Shares of Common Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     8.2 PAYMENT FOR AWARDS. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Board or the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

     8.3 VESTING CONDITIONS. Unless otherwise approved by the Board of Directors and provided in the Restricted Stock Agreement, the Restricted Shares shall vest pro rata over a period of four (4) years, with 25% of the Option vesting on each of the first, second, third and fourth anniversaries of the date of grant. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. All Restricted Shares shall become vested in the event that a Change in Control (as defined in Section 14.4) occurs with respect to the Company, except as provided in the next following sentence.

     8.4 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders.

ARTICLE 9.     PROTECTION AGAINST DILUTION.

     9.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Board of the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3, (b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     9.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

     9.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may, but is not required to, provide for one or more of the following: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 10.    AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.    LIMITATION ON RIGHTS.

     11.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     11.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     11.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12.    WITHHOLDING TAXES.

     12.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

ARTICLE 13.    FUTURE OF THE PLAN.

     13.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective upon approval of the Plan by the Company's stockholders (expected to be obtained on or about December 10, 2020). The Plan shall remain in effect until December 10, 2030, unless earlier terminated under Section 13.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's stockholders.

      13.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 14. DEFINITIONS.

     14.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     14.2 "AWARD" means any award of an Option or a Restricted Share under the Plan.

     14.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

     14.4 "CHANGE IN CONTROL" shall mean:

          (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

          (b) the sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c) a change in the identity of a majority of the members of the Company's Board of Directors that becomes effective on a single date (provided, however, that the appointments of new directors upon the deaths or resignations of directors by the remaining directors then in office shall not constitute a change in identity with respect to such departed director); or

          (d) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     14.5 "CODE" means the Internal Revenue Code of 1986, as amended.

     14.6 "COMMITTEE" means a committee of the Board, as described in Article 2.

     14.7 "COMMON SHARE" means one share of the common stock of the Company.

     14.8 "COMPANY" means Biomerica, Inc., a Delaware corporation.

     14.9 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

     14.10 "EMPLOYEE" means an employee of the Company, a Parent, a Subsidiary or an Affiliate.

     14.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     14.12 "EXERCISE PRICE" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     14.13 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Board or the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     14.14 "ISO" means an incentive stock option described in section 422(b) of the Code.

     14.15 "NSO" means a stock option not described in sections 422 of the Code.

     14.16 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

     14.17 "OPTIONEE" means an individual or estate who holds an Option.

     14.18 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

     14.19 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     14.20 "PARTICIPANT" means an individual or estate who holds an Award.

     14.21 "PLAN: means this Biomerica, Inc. 2020 Stock Incentive Plan, as amended from time to time.

     14.22 "RESTRICTED SHARE" means a Common Share awarded under the Plan.

     14.23 "RESTRICTED STOCK AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

     14.24 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     14.25 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 15.    EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                    BIOMERICA, INC.

                    By: /s/ Janet Moore

                    Name: Janet Moore

                    Title: Secretary

Date approved by Board of Directors: December 19, 2019

Date Approved by Shareholders: _______________________________

EXHIBIT B

This year’s Annual Meeting will be our first time hosting a virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to the meeting by visiting: www.meetingcenter.io/210156955 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is BMRA2020. There is no physical location for the Annual Meeting.

We are excited to embrace the latest technology to provide expanded access and improved communication for our stockholders and the Company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Instruction/Q&A Section

Q:           How can I attend the Annual Meeting?

A:           The Annual Meeting will be a completely virtual meeting of stockholders, conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

You can attend the Annual Meeting online and vote your shares online by visiting www.meetingcenter.io/210156955 at the meeting date and time prescribed. You may also submit your questions online before or during the meeting by visiting www.meetingcenter.io/210156955. However, during the meeting, Management will only address and answer questions pertaining to the topics being voted upon by shareholders as outlined in this proxy statement.  Management will not be answering questions pertaining to the Company’s products, operating results, future plans or other topics that do not pertain to this proxy statement.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is BMRA2020. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly on December 10, 2020 at 10:00 A.M. Pacific Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:           How do I register to attend the Annual Meeting virtually on the Internet?

A:           If you are a registered shareholder (i.e., you hold a physical stock certificate and your shares are registered with our transfer agent, Issuer Direct), you do not need to register to attend the virtual Annual Meeting on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Biomerica stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, December 7, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us by as follows:

By email - Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.